UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 11, 2003

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Item 5. Other Events.

On December 10, 2003, the following directors and officers of Netopia, Inc. entered into trading plans pursuant to Rule 10b5-1 (of the General Regulations under the Securities Exchange Act of 1934, as amended) with Oppenheimer & Co., Inc.: Robert Lee, Alan B. Lefkof, Harold S. Wills, William D. Baker, Brooke A. Hauch, David A. Kadish, and Thomas A. Skoulis. No sales of Netopia stock pursuant to the plans will take place prior to January 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: December 11, 2003	By:	/s/ ALAN B. LEFKOF

Alan B. Lefkof President and Chief Executive Officer (Duly Authorized Officer)